As filed with the Securities and Exchange Commission on May 19, 2011
Registration Statement No. 333-172729

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	3589	87-0428526
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Currier
Chief Executive Officer
Sionix Corporation
914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq. RICHARDSON & PATEL LLP 750 Third Avenue, 9th Floor New York, New York 10017 (212) 561-5559	Edgar D. Park, Esq. RICHARDSON & PATEL LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, CA 90024 (310) 208-1182

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Per Share Offering Price		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	20,599,997	$0.046	(2)	$947,600	$110.02
Common stock, $0.001 par value per share (issuable upon exercise of common stock purchase warrants)	10,299,998	$0.046	(2)	$473,800	$55.01
Total	30,899,995				$165.03	(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the common stock of the Registrant as reported on the Over-the-Counter Bulletin Board on March 3, 2011.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee	$1,194
Printing fees	1,500	*
Legal fees	25,000	*
Accounting fees and expenses	7,500	*
Miscellaneous	5,000	*
Total	$40,194	*
______
* Denotes estimates

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law generally permits us to indemnify our directors, officers and employees. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers and employees as follows:

(a)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions and Other Arrangements of the Registrant

Article 5 of our articles of incorporation provides for the indemnification of any and all persons who serve as our director or officer to the fullest extent permitted under Nevada law.  We currently carry directors’ and officers’ liability insurance covering our directors and officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has issued and sold the following unregistered securities:

From January 3, 2008 through January 25, 2008, we sold and issued in a private placement (the “January 2008 Private Placement”) $425,000 in aggregate principal amount of our Subordinated 10% Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 850,000 shares of our common stock at an exercise price of $0.18per share (the “Warrants”). The January 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On February 20, 2008 we issued 227,273 shares of our common stock to holders of $50,000 in face value of our Bridge Notes. We relied on section 3(9) of the Securities Act of 1933 in issuing these securities, and the common stock was issued in connection with a conversion of the notes, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 28, 2008 we completed an offering of units consisting of Common Stock and warrants to purchase Common Stock to a group of institutional and accredited investors. The warrants have an exercise price of $0.10 and expire 3 years from the date of issuance. We sold a total of 7,500,000 units at a price of $0.10 per unit for gross proceeds of $750,000. We relied on section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

During the three months ended June 30, 2008, we issued 10,163,796 shares of Common Stock in exchange for $724,667 in principal amount and $74,586 in interest owed to seventeen holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 29, 2008, we sold and issued in a private placement (the “July 2008 Private Placement”) $1,000,000 in aggregate principal amount of our 12% Convertible Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 1,000,000 shares of our common stock (the “Warrants”).  The Debentures had a one year maturity, and the Warrants a term of five years, exercisable at $0.30 per share.  The July 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On October 9, 2008, we issued 600,139 shares of common stock to our legal counsel, Richardson & Patel LLP, for the payment of legal services having a value of $126,029.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and sale, the recipient had access to information that registration would otherwise provide.

On October 13, 2008, we issued 833,333 shares of common stock to RJ Metal for the payment of property and equipment having a value of $125,000.  RJ Metal at the time this transaction occurred was controlled by Rodney Anderson, then one of our directors, and his son who was and continues to be an employee of Sionix. We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and the offeree had effective access to the information that registration would otherwise provide.

During the three months ended December 31, 2008, we issued 494,930 shares of common stock in exchange for $40,000 in principal amount and $1,797 in interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On January 19, 2009, we issued 166,666 shares of common stock in exchange for $25,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 17, 2009, we issued 200,000 shares of common stock in exchange for $30,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 24, 2009, we issued 1,000,000 shares of common stock in exchange for $150,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 25, 2009, we issued 2,129,600 shares of common stock in exchange for $18,000 in principal and $3,301 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 30, 2009, we issued 2,123,025 shares of common stock in exchange for $5,000 cash, $7,000 in principal, $1,816 in accrued interest, $75,000 of liquidated damages, and $28,400 of late fees owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the common stock for principal, interest, liquidated damages and late fees inasmuch as the shares were issued in exchange for indebtedness held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the purchasers were accredited investors.

On March 30, 2009, we issued options to three (3) individuals to purchase a total of 3,833,650 shares of our Common Stock at $0.15 per share.  The options expire five (5) years from the date of grant.  We relied on section 4(2) of the Securities Act of 1933 to issue the options, as the options were issued without any form of general solicitation or general advertising and the each of the acquirers had access to the information that registration would otherwise provide.

On May 11, 2009, we issued 290,798 shares of common stock in exchange for $11,632 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 20, 2009, we issued 300,000 shares of common stock in exchange for $12,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 10, 2009, we issued 600,000 shares of common stock in exchange for $120,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On June15, 2009, we issued 964,400 shares of common stock in exchange for $8,000 in principal and $1,638 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 15, 2009 and August 11, 2009, we borrowed a total $150,000 from Trillium Partner LP and MKM Capital. The loans are evidenced by two promissory notes and mature 90 days from the date of the notes. As consideration for the loans, we issued a total of 300,000 shares of common stock to these lenders. The notes accrue interest at the rate of 10% per annum until the principal amount and all accrued interest is repaid.  There is no prepayment penalty associated with the notes. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

During December 2009, we completed an offering of $240,000 in principal amount of convertible debentures to a group of institutional and accredited investors. The 10% Convertible Debentures mature on various dates beginning in May 2010 through June 2010 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 10% per annum. The debentures will be convertible into common stock at a conversion price of $0.15 per share from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws. As part of the above offering, we issued warrants to purchase 1,000,000 shares of common stock at exercise price of $0.25 per shares. The warrants have a term of five years and begin to expire in July 2013. We relied on Section 4(2) of the Securities Act of 1933 to issue the shares in a non-public offering inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees were accredited investors.

In January and February, 2010, we issued 203,000 shares of common stock in exchange for $20,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

In February and March, 2010, we issued 440,000 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, in this non-public offering as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On April 28, 2010 we borrowed $75,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On May 25, 2010, we issued 2,792,537 shares of common stock in exchange for $251,328 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On May 25, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 22, 2010, we issued 8,333,333 shares of common stock together with warrants to purchase 8,333,333 shares of common stock, for gross proceeds of $500,000. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 23, 2010, we issued 360,013 shares of common stock for conversion of debt in the amount of $54,518 (including interest). We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 23, 2010, we issued 458,680 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On June 23, 2010, we issued 2,577,520 shares of common stock in exchange for $226,202 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of indebtedness in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 16, 2010, we issued 200,000 shares of common stock in exchange for $16,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock as consideration for the services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 29, 2010, we issued 1,346,511 shares of common stock in exchange for $94,256 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On August 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,833,331 units at a purchase price of $0.06 per unit for a total financing of $410,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,416,664 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation. In conjunction with this offering, which was completed in December 2010, we issued to the placement agent, NYPPEX, LLC, a FINRA registered broker-dealer, a five year warrant for the purchase of 2,125,000 shares of common stock with an exercise price of $0.06.

On August 18, 2010, Sionix and Ascendiant Capital Group, LLC (“Ascendiant”) entered into a Settlement Agreement pursuant to which we agreed to issue 4,000,000 shares of our common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the Litigation. On August 20, 2010, the presiding judge entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on August 23, 2010, the Settlement Shares were issued to Ascendiant. The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On August 30, 2010, we entered into a financing with five (5) investors for the purchase and sale of an aggregate of 3,416,665 units at a purchase price of $0.06 per unit for a total financing of $205,000. Each unit consisted of one restricted share of common stock of we and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,708,332 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 9, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933to make this non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 24, 2010, we issued 250,000 shares of common stock in exchange for $12,500 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

During the year ended September 30, 2010, we issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 (including interest). The conversions were effected as a result of extension of an offer to substantially all of its note-holders to convert their outstanding notes, plus accrued interest, into common stock at a specific conversion price, generally $0.06 per share. We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in conversion of debt in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On October 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,683,334 units at a purchase price of $0.06 per unit for a total financing of $401,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,341,667 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

In November and December, 2010, we issued 3,597,932 shares of common stock for conversion of debt in the amount of $191,255 (including interest). We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock in a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 7, 2010, we issued 3,747,004 shares of common stock in exchange for $151,529 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On December 13, 2010, we entered into a financing with three investors for the purchase and sale of an aggregate of 3,666,667 units at a purchase price of $0.06 per unit for a total financing of $220,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,833,333 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 21, 2010, we issued 1,000,000 shares of common stock in exchange for $39,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for these services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On November 24, 2010, we entered into an additional Settlement Agreement with Ascendiant pursuant to which we agreed to issue 5,800,000 shares of its common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the litigation . On December 17, 2010, the presiding judge in the Litigation entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on December 17, 2010, the Settlement Shares were issued to Ascendiant.  The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On January 11, 2011 we borrowed $65,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the offerings inasmuch as the securities were issued in a non-public offering to accredited investors only without any form of general solicitation.

On April 6, 2011, we completed a private placement in which we sold and issued 21,191,685 units of our securities to twenty-two (22) accredited investors at a purchase price of $0.06 per unit, for aggregate gross proceeds of $1,271,501.12.  Each unit consisted of one (1) share of common stock and included fifty (50%) warrant coverage such that each investor received a warrant to purchase a number of shares of common stock equal to fifty percent (50%) of the number of units purchased by the investor, for a total of 10,595,843 shares of common stock issuable upon exercise of the investor warrants.  The warrants are valid for a period of five (5) years from the closing date and are exercisable at a price of $0.17 per share.  The investors were existing shareholders or otherwise had a pre-existing relationship with us prior to this offering.  In connection with the offering, we issued to the placement agent, NYPPEX, LLC, a FINRA registered broker-dealer, a five year warrant for the purchase of up to 1,637,500 shares of common stock at an exercise price of $0.06 per share, and a placement fee in the amount of $100,000 in cash.  The issuance of the units and the placement agent warrant were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

EXHIBITS

No.	Description

2.1	Agreement and Plan of Merger dated July 1, 2003 (1)
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
5.1	Legal Opinion of Richardson & Patel LLP ***
10.1	Form of Securities Purchase Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.2	Form of Convertible Debenture, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.3	Form of Registration Rights Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.4	Form of Warrant, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.5	Termination Agreement dated March 14, 2008 between the registrant and the shareholders of RJ Metal (4)*
10.6	Indemnification Agreement between the registration and Richard H. Papalian (3)**
10.7	Notice of Grant of Stock Option to David Ross (5)**
10.8	Stock Option Agreement between the registrant and David Ross (5)**
10.9	Notice of Grant of Stock Option to Rodney Anderson (5)*
10.10	Stock Option Agreement between the registrant and Rodney Anderson (5)**
10.11	Form of Securities Purchase Agreement for 12% Convertible Debentures (6)
10.12	Sionix Corporation 12% Convertible Debenture due July 29, 2009 (6)
10.13	Form of Common Stock Purchase Warrant dated July 29, 2008 (6)
10.14	Form of Unit Offering Securities Purchase Agreement (7)
10.15	Form of Common Stock Purchase Warrant (7)
10.16	Amended and Restated Promissory Notes with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (8)
10.17	Second Amended and Restated Convertible Promissory Notes dated March 17, 2008 with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (9)
10.18	Form of Securities Purchase Agreement for 10% Debentures (10)
10.19	Form of Subordinated 10% Debenture (10)
10.20	Form of Common Stock Purchase Warrant (10)
10.21	Consulting Agreement dated February 21, 2008 between the registrant and John H. Foster, Ph.D. (11)**
10.22	Notice of Grant of Stock Option to John H. Foster (11)**
10.23	Stock Option Agreement between the registrant and Dr. John H. Foster (11)**
10.24	Consulting Agreement dated February 21, 2008 between the registrant and Dr. W. Richard Laton (11)**

10.25	Notice of Grant of Stock Option (11)
10.26	Stock Option Agreement between the registrant and Dr. W. Richard Laton (11)**
10.27	Letter Agreement dated October 14, 2008 between the registrant and RJ Metal (5)**
10.28	Waiver and Amendment Agreement dated August 13, 2009 between the registrant and all current and past holders of Secured Convertible Promissory Notes issued by the registrant (12)
10.29	Waiver, Consent and Securities Modification Agreement dated October 22, 2009 by and among the registrant and investors who hold debentures and warrants issued by the registrant (13)
10.30	Employment Agreement dated December 16, 2009 between the registrant and James R. Currier (14)*
10.31	Employment Agreement dated December 16, 2009 between the registrant and David R. Wells (14)*
10.32	Form of Securities Purchase Agreement for December 2009 10% Debentures (14)
10.33	Form of Subordinated 10% Debenture (14)
10.34	Form of Common Stock Purchase Warrant (14)
10.35	Settlement Agreement dated August 18, 2010 between the registrant and Ascendiant Capital Group, LLC (15)
10.36	Form of Securities Purchase Agreement entered into on December 13, 2010 (16)
10.37	Form of Warrant Agreement entered into on December 13, 2010 (16)
10.38	Employment Agreement effective January 1, 2011 between the registrant and James R. Currier (16)*
10.39	Employment Agreement effective January 1, 2011 between the registrant and David R. Wells (16)*
10.40	Form of Securities Purchase Agreement entered into on April 6, 2011 (17)
10.41	Form of Warrant Agreement entered into on April 6, 2011 (17)
10.42	Purchase Agreement dated August 6, 2010 between the registrant and Wenning Poultry, Inc.+
10.43	Addendum #1 to the August 6, 2010 Purchase Agreement between Wenning Poultry, Inc. and the registrant +
23.1	Consent of Kabani & Company +
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)***

________________
* Denotes a contract with a current member of management.

** Denotes a contract with a former member of management.

*** Filed herewith.

+ Previously filed.

(1)	Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 15, 2003.

(2)	Incorporated by reference to registrant's Quarterly Report on Form 10-QSB, file no. 002-95626-D, filed with the Commission on August 14, 2007.

(3)	Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on December 20, 2007.

(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 17, 2008.

(5)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on October 23, 2008.

(6)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 30, 2008.

(7)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on May 29, 2008.

(8)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on January 28, 2008.

(9)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 24, 2008.

(10)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 3, 2008.

(11)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on February 25, 2008.

(12)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 18, 2009.

(13)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on November 12, 2009.

(14)	Incorporated by reference to the registrant’s Annual Report on Form 10-K, file no. 002-95626-D, filed with the Commission on January 13, 2010.

(15)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 23, 2010.

(16)	Incorporated by reference to the registrant's Registration Statement on Form S-1 filed with the Commission on March 10, 2011.

(17)	Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on April 8, 2011.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

4.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on May 19, 2011.

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David R. Wells
David R. Wells
President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James R. Currier	Chief Executive Officer and Chairman	May 19, 2011
James R. Currier

/s/ David R. Wells	President, Chief Financial Officer and Director	May 19, 2011
David R. Wells

/s/ James W. Alexander	Director	May 19, 2011
James W. Alexander

/s/ Frank Power	Director	May 19, 2011
Frank Power